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                                                                    Exhibit 99.1


                          METROPOLITAN FINANCIAL CORP.
                           22901 Mill Creek Boulevard
                           Highland Hills, Ohio 44122

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Robert M. Kaye, Kenneth T. Koehler and Malvin E. Bank and each of them, with FULL power of substitution, as proxies to vote, as designated below, FOR and in the name of the undersigned all shares of common stock of Metropolitan Financial Corp. which the undersigned is entitled to vote at the Special Meeting of the Shareholders of said CORPORATION scheduled to be held Thursday, March 6, 2003 at 9:00 a.m. at the offices of said CORPORATION, 22901 Mill Creek Boulevard, Highland Hills, Ohio, 44122 or at any postponement or adjournment thereof.

      The Board of Directors recommends a FOR vote on the proposal to approve the Agreement and Plan of Merger. Please mark an X in one box under the following item.

1. Proposal to approve the Agreement and Plan of Merger, dated as of October 23, 2002, by and between Metropolitan Financial Corp. and Sky Financial Group, Inc.

            [ ]   FOR      [ ]   AGAINST      [ ]   ABSTAIN



Metropolitan Financial Corp.
c/o Corporate Trust Services
Mail Drop 10AT66-4129
38 Fountain Square Plaza
Cincinnati, OH 45202



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In their discretion, the PROXIES are authorized to vote upon such other business as may properly come before the meeting and as described in the Proxy Statement/Prospectus dated January 30, 2003.

This PROXY when executed will be voted in the manner directed hereon by the undersigned SHAREHOLDER(S).

        If no direction is made, this PROXY will be voted FOR Proposal 1.
                     ALL FORMER PROXIES ARE HEREBY REVOKED.

                                       Dated:________________________, 2003


                                       ____________________________________
                                       (Signature of Shareholder)

                                       ____________________________________
                                       (Signature of Shareholder) (Please sign
                                       exactly as your names appear opposite.
                                       All joint owners should sign. When
                                       signing in a fiduciary capacity or as a
                                       corporate officer, please give your full title as such.)